                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 17, 1997, by and between DIEDRICH COFFEE, INC., a Delaware corporation (the "Company") and TIMOTHY J. RYAN ("the Employee").


                                R E C I T A L S:

        The Company and the Employee desire to enter into this Agreement to establish the terms and conditions of the Employee's employment by the Company during the term hereof.


                               A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing recital, and subject to the conditions and covenants set forth herein, the parties agree as follows:

        1. Employment and Term.

           (a) The Company hereby employs the Employee as its President and Chief Executive Officer and the Employee hereby accepts such employment upon the terms and subject to the conditions set forth in this Agreement. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of two (2) years from the date hereof (the "Term").

           (b) The Employee shall perform such duties and functions consistent with his role as Chief Executive Officer as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). The Employee agrees that during the course of the Company's business hours throughout the Term, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. The Employee shall not, during the Term, without the written approval of the Board first had and obtained in each instance, directly or indirectly (i) accept employment or receive any compensation for the performance of services from any business enterprise other than the Company or (ii) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the absolute discretion of the Board, hinder or otherwise interfere with the performance by the Employee of his duties and obligations hereunder, except as a holder of not more than five percent (5%) of any class of stock or other securities in any company which is listed and/or traded on any securities market.

        2. Compensation.

           2.1 Salary. For all services to be rendered by the Employee under this Agreement, the Company agrees to pay the Employee a salary (the "Base Salary") equal to Two Hundred Thousand Dollars ($200,000) per year, payable in bi-weekly installments, less all amounts required by law to be withheld or deducted. During the Term of this Agreement, the

Compensation Committee of the Board (the "Compensation Committee") shall review the Employee's Base Salary on or about each anniversary date of the date of this Agreement. The Compensation Committee, in its sole and absolute discretion from time to time, may increase (but not decrease without the Employee's written consent) the Employee's Base Salary.

           2.2 Performance Bonus. If the Employee remains in the employ of the Company under this Agreement for twelve months from the date of this Agreement, the Compensation Committee, in its sole and absolute discretion, also may pay the Employee discretionary performance bonuses (the "Performance Bonuses"), that initially shall not exceed twenty-five percent (25%) of the Employee's Base Salary. Payment of the Performance Bonuses shall be based on the Employee achieving reasonable performance objectives designated by the Compensation Committee and communicated to the Employee. The Performance Bonuses shall be made in such amounts and at such times as the Compensation Committee may determine in its discretion.

           2.3 Stock Options. Contemporaneously with the execution of this Agreement, the Company and Employee shall enter into a Stock Option Plan and Agreement, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), pursuant to which the Company will grant Employee, upon the terms and subject to approval of the Company's stockholders and other conditions set forth therein, options to purchase 600,000 shares of the Company's Common Stock.

        3. Employee Benefits. During the Term of the Employee's employment hereunder:

           (a) The Employee shall be entitled to three weeks annual vacation leave.

           (b) The Company shall pay or reimburse the Employee for all reasonable and necessary travel and other business expenses incurred or paid by the Employee in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company, except that for automobile expenses, the Company shall pay the Employee a monthly car allowance of Six Hundred Dollars ($600.00) less all amounts required by law to be withheld or deducted.

           (c) Notwithstanding any other provision of this Agreement, the Company shall not provide or pay for the cost of premiums for health, dental, medical, life or disability insurance coverage for the Employee or the Employee's dependents. The Employee acknowledges that he has been offered such insurance coverage and declined it in favor of alternative compensation.

           (d) Subject to Section 3(c) above, the Employee is entitled to and has been offered benefits which are equivalent to or better than the benefits that the Company presently makes available to its other senior executives.

        4. Termination of Employment.

           (a) Notwithstanding any other provision of this Agreement, the Employee's employment under this Agreement may be terminated as follows:

               (i) Upon the death of the Employee, this Agreement and the Employee's employment hereunder shall terminate immediately and without notice by the Company; or

               (ii) In the event of the inability of the Employee to perform his duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for a period of ninety (90) consecutive calendar days or an aggregate of one hundred twenty (120) calendar days during any calendar year (whether or not consecutive) (a "Disability") during which period of Disability the Employee shall be entitled to his compensation pursuant to this Agreement, this Agreement and the Employee's employment hereunder shall terminate upon delivery of written notice to the Employee; or

               (iii) By the Company for Cause (as defined below) in accordance with the provisions of Section 4(b) hereof

           (b) The parties agree that for purposes of this Agreement, the term "Cause" shall mean the following:

               (i) The Employee's willful and repeated failure to substantially perform his job duties under this Agreement;

               (ii) Failure by the Employee to comply with all material applicable laws in performing his job duties or in directing the conduct of the Company's business, or

               (iii) Commission by the Employee of any felony or intentionally fraudulent act against the Company, or its employees, agents or customers.

           (c) With respect to events described in subparagraph 4(b)(i) and (ii) above, The Company shall give written notice to the Employee of any such event and the Employee shall have thirty (30) days beginning on the date of delivery of such written notice to cure same, or if such event cannot be cured within said thirty (30) day period, the Employee shall commence his efforts to cure the event within the thirty (30) day period and diligently work to cure such event within a reasonable time period. If the Employee within said thirty (30) day period or within a reasonable time period, as applicable, does not cure the event for which notice has been provided under subparagraphs 4(b)(i) or (ii) above, then the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. With respect to events described in subparagraph 4(b)(iii) above, the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. Upon the effectiveness of termination pursuant to subparagraph 4(a), the Employee shall not be entitled to receive any further compensation or benefits pursuant to this Agreement except (i) for payment within ten days after his termination date of all accrued but unpaid Base Salary or (ii) as set forth in the Option Agreement.

           (d) In addition to its rights to terminate the Employee's employment under this Agreement pursuant to subparagraph 4(a), the Company may also terminate the Employee's employment under this Agreement for any other reason, provided that, in such event, the Employee shall be entitled to receive an amount equal to fifty percent of the Employee's Base Salary on the termination date and the Employee shall not be entitled to receive any other compensation or benefits hereunder except as set forth in the Option Agreement. The Employee acknowledges and agrees that the provisions of this paragraph 4 state his entire and exclusive rights, entitlements, and remedies against the Company, its successors, assigns, affiliates, officers, directors, employees and representatives for termination without any cause shown by the Company.

           (e) The Employee may terminate his employment for good cause or without any cause. In the event the Employee terminates his employment for "good cause" (as defined below), he shall be entitled to receive the severance benefits described in subparagraph 4(d) above. If he terminates his employment for any other reason, he shall not be entitled to receive any compensation except for payment within ten days after his termination date of all accrued but unpaid Base Salary. For purposes of this Agreement, "good cause" for termination of employment by the Employee shall mean failure to maintain the Employee in the position of President or Chief Executive Officer of the Company or a material breach of the provisions of this Agreement by the Company. The Employee acknowledges and agrees that the provisions of this subparagraph 4(e) state his entire and exclusive rights and remedies under this Agreement against the Company, its successors, assigns, affiliates, officers, directors, employees and representatives if he terminates this Agreement.

        5. Assignment of Rights and Duties.

           (a) Neither the Employee nor the Company may assign their rights or duties under this Agreement without prior written consent of both parties, which consent may be withheld for any reason. Any attempted assignment, transfer, conveyance, or other disposition of any interest of either party in this Agreement shall be void. Notwithstanding the foregoing, the Company may make such assignment to any affiliated company, but its assignment of this Agreement to an affiliate does not relieve it of its obligations under this Agreement if that affiliate fails to perform the Company's obligations under this Agreement.

           (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for "good cause," except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the termination date.

        6. Confidential Information and Nonsolicitation.

           (a) The Employee acknowledges and agrees that the Company has developed and uses certain proprietary and confidential information, data, processes, business methods, computer software, data bases, customer lists and know-how ("Confidential Information"). The Employee agrees that the Confidential Information is a trade secret of the Company which shall remain the sole property of the Company notwithstanding that the Employee, as an employee of the Company, may participate in the development of the Confidential Information. During the term of this Agreement and at all times thereafter the Employee shall not disclose any Confidential Information to any person or entity for any reason or purpose whatsoever, nor shall the Employee make use of any Confidential Information for the Employee's own benefit or for the benefit of any other person or entity. Upon termination of this Agreement for any reason, the Employee will promptly surrender to the Company all Confidential Information in the Employee's possession or under the Employee's control, whether prepared by the Employee or by others.

           (b) The Employee agrees that for a period of three (3) years following the termination of the Employee's employment hereunder, the Employee will not directly or indirectly solicit or attempt to solicit any of the employees of or consultants to the Company to leave the Company or to become employees of or consultants to any other person or entity.

        7. Miscellaneous.

           7.1 Modification and Waiver of Breach. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

           7.2 Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by a reputable overnight courier service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the party to whom such notice or communication is to be given as follows:

        To the Company:      Diedrich Coffee, Inc.
                             2144 Michelson Drive
                             Irvine, California 92612
                             Attention: Chairman of the Board
                             Telecopy Number: (714) 260-1610

        To the Employee:     Timothy J. Ryan
                             2144 Michelson Drive
                             Irvine, California 92612

        Any party may change its address for the purpose of this subparagraph
7.2 by giving the other party written notice of the new address in the manner set forth above.

           7.3. Enforceability. If any of the covenants contained in this Agreement, for any reason and to any extent, are construed to be invalid or unenforceable, the remainder of this Agreement, and the application of the remaining covenants to other persons or circumstances shall not be affected hereby, but rather shall be enforced to the greatest extent permitted by law.

           7.4. Entire Agreement. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matters hereof and supersedes all prior or contemporaneous agreements, arrangements or understandings, written or oral, with respect to the subject matters hereof.

           7.5. Legal Fees; Arbitration. The parties hereto expressly agree that in the event of any dispute, controversy or claim by any party regarding this Agreement, the prevailing party shall be entitled to reimbursement by the other party to the proceeding of reasonable attorney's fees, expenses and costs incurred by the prevailing party. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgment or award rendered by JAMS shall be final, binding and unappealable, and judgment may be entered by any state or federal court having jurisdiction thereof. Any party can initiate arbitration by sending written notice of intention to arbitrate (the "Demand") by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. Each party hereto intends that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. In his award, the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding becoming final.

           7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

           7.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


        "THE COMPANY"                       DIEDRICH COFFEE, INC., a California
                                            corporation

                                            By:_________________________________
                                               Lawrence Goelman,
                                               Chairman of the Board and
                                               Interim Chief Executive Officer





        "THE EMPLOYEE"                         _________________________________
                                               TIMOTHY J. RYAN